Exhibit 99.1

News Release

Ashland announces cash tender offer for the 6.500% junior subordinated debentures of Hercules LLC

COVINGTON, KY, November 28, 2016 – Ashland Global Holdings Inc. (NYSE: ASH) (“Ashland”) today announced that its wholly-owned subsidiary, Hercules LLC (formerly Hercules Incorporated) (“Hercules”), has commenced a cash tender offer (the “Tender Offer”) for any and all of Hercules’ outstanding 6.500% Series A Junior Subordinated Deferrable Interest Debentures due 2029 (CUSIP No. 427056 AU0), including those Debentures currently held as components of CRESTSSM Units (the “Debentures”). The Debentures were initially distributed as a component of CRESTSSM Units. Each CRESTSSM Unit consists of $1,000 principal amount of Debentures and one warrant to purchase Ashland common stock. Debentures that are currently held as components of CRESTSSM Units (CUSIP No. 427056 BC9) must be separated from the warrant components of those CRESTSSM Units before such Debentures may be tendered.  Hercules is only offering to purchase Debentures; it is not offering to purchase the CRESTSSM Units or any warrants trading on a standalone basis (CUSIP No. 427098116).

The Tender Offer is being made upon the terms and conditions in the Offer to Purchase and related Letter of Transmittal dated November 28, 2016. The Tender Offer will expire at midnight, New York City time, on December 23, 2016, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Date”).

Holders must validly tender their Debentures at or before 5:00 p.m., New York City time, on December 9, 2016, unless extended as described in the Offer to Purchase (such date and time, as they may be extended, the “Early Tender Date”) and not subsequently validly withdraw their Debentures at or before 5:00 p.m., New York City time, on December 9, 2016 (the “Withdrawal Deadline”) in order to be eligible to receive the Total Consideration (as defined below). Holders who validly tender their Debentures after the Early Tender Date but before the Expiration Date will be eligible to receive only the Tender Offer Consideration (as defined below). Holders may not withdraw their Debentures after the Withdrawal Deadline, except in limited circumstances.

The “Total Consideration” for each $1,000 principal amount of Debentures validly tendered and accepted for purchase is $975.00, which includes an early tender premium of $20.00 (the “Early Tender Premium”). The “Tender Offer Consideration” for each $1,000 principal amount of Debentures validly tendered and accepted for purchase is $955.00, which is the Total Consideration minus the Early Tender Premium. In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders will also receive accrued and unpaid interest up to, but excluding, the Settlement Date (as defined below) in respect of all Debentures that are accepted for purchase pursuant to the Tender Offer.

Settlement is expected to occur (i) for Debentures validly tendered at or prior to the Early Tender Date and not validly withdrawn at or prior to the Withdrawal Deadline, promptly following the Early Tender Date (expected to be December 12, 2016) and (ii) for Debentures validly tendered at or after the Early Tender Date but at or before the Expiration Date, promptly following the Expiration Date (expected to be 27, 2016) (as applicable, the “Settlement Date”), in each case, if such Debentures are accepted for purchase pursuant to the Tender Offer.

The closing of the Tender Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase.

This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Debentures. The Tender Offer is being made solely by means of the Offer to Purchase and related Letter of Transmittal dated November 28, 2016. In those jurisdictions where the securities, “blue sky” or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Hercules by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Deutsche Bank Securities Inc. (the “Dealer Manger”) has been retained to serve as the dealer manager for the Tender Offer. Questions regarding the Tender Offer may be directed to the Dealer Manager by telephone at (855) 287-1922 (toll free) or (212) 250-7527 (toll free), or in writing at 60 Wall Street, New York, New York 10005, Attention:  Liability Management Group.  Global Bondholder Services Corporation (the “Information and Tender Agent”) has been retained to serve as the information agent and tender agent for the Tender Offer. Questions regarding the procedures for tendering Debentures or for separating CRESTSSM Units and requests for documents may be directed to the Information and Tender Agent by telephone at (212) 430-3774 (for banks and brokers) or (866) 470-3800 (toll-free), by facsimile (for Eligible Institutions only) at (212) 430-3775/3779 or in writing at 65 Broadway, Suite 404, New York, New York 10006, Attention:  Corporate Actions.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are 6,000 passionate, tenacious solvers - from renowned scientists and research chemists to talented engineers and plant operators - who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE: VVV), a premium consumer-branded lubricant supplier. Visit ashland.com to learn more.

C-ASH

Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the separation of Ashland’s specialty chemicals businesses and Valvoline Inc. (“Valvoline”), the initial public offering of 34,500,000 shares of Valvoline common stock (the “IPO”), the expected timetable for completing the separation, the strategic and competitive advantages of each company and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, those discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ashland’s most recent Form 10-K filed with the SEC, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; regulatory, market or other factors and conditions affecting the distribution of Ashland’s remaining interests in Valvoline; the potential for disruption to Ashland’s business in connection with the IPO, Ashland’s reorganization under a new holding company or the separation; the potential that Ashland does not realize all of the expected benefits of the IPO, new holding company reorganization or separation or obtain the expected credit ratings following the separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, as well as risks and uncertainties related to the separation that are described in the Form S-4 filed by Ashland with the SEC on May 31, 2016, as amended and supplemented from time to time, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov, and in the Form S-1 filed by Valvoline with the SEC on May 31, 2016, as amended and supplemented from time to time, which is available on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, we and Ashland undertake no obligation to update any forward-looking statements made in this Offer to Purchase whether as a result of new information, future events or otherwise.

SM      Service mark, third-parties, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com